UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

NEXTPLAY TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

NEXTPLAY TECHNOLOGIES, INC.		CONTROL ID:
REQUEST ID:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS for the Special Meeting of Stockholders
	DATE:	Thursday, July 21, 2022
	TIME:	9:00 a.m. Eastern time
	LOCATION:	https://agm.issuerdirect.com/nxtp

HOW TO REQUEST PAPER COPIES OF OUR MATERIALS

PHONE: Call toll free 1-866-752-8683	FAX: Send this card to 202-521-3464	INTERNET: https://www.iproxydirect.com/NXTP and follow the on-screen instructions.	EMAIL: proxy@iproxydirect.com Include your Control ID in your email.

This communication represents a notice to access a more complete set of proxy materials available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement is available at: https://www.iproxydirect.com/NXTP

If you want to receive a paper copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request, as instructed above, before July 3, 2022.

you may enter your voting instructions at https://www.iproxydirect.com/NXTP until 11:59 pm eastern time July 20, 2022.

The purposes of this meeting are as follows:

1.     To consider and vote upon a proposal to approve, in accordance with Nasdaq Listing Rule 5635(d), an amendment to the exercise price provisions of those warrants issued in connection with a registered direct offering of the Company’s securities pursuant to that Stock Purchase Agreement entered into by and among the Company and certain investors on November 1, 2021, and specifically to remove the $1.97 floor price (the “Floor Price”) of the warrants such that the exercise price of the warrants may be reduced below the Floor Price in the event that the Company issues or enters into any agreement to issue securities for consideration less than the then current exercise price of the warrants;

2.     To consider and vote upon a proposal to authorize the Company’s board of directors, in its discretion, to adjourn the meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposal listed above at the time of the meeting; and

3.     To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Pursuant to Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the Special Meeting are available on the Internet. Follow the instructions above to view the materials and vote or request printed copies.

The Company’s board of directors has fixed the close of business on May 31, 2022 as the record date for the determination of stockholders entitled to receive notice of the Special Meeting and to vote the shares of Company common stock, par value $0.00001 per share, they held on that date at the meeting or any postponement or adjournment of the meeting.

The Board of Directors recommends that you vote “for” all proposals above.

Please note - This is not a Proxy Card - you cannot vote by returning this card

NEXTPLAY TECHNOLOGIES, INC. SHAREHOLDER SERVICES 1 Glenwood Avenue Suite 1001 Raleigh NC 27603	FIRST-CLASS MAIL US POSTAGE PAID RALEIGH NC PERMIT # 870

Time Sensitive shareholder information enclosed

IMPORTANT SHAREHOLDER INFORMATION

your vote is important